Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”), dated as of the 29th day of May 2025 (the “Execution Date”), is entered into by and between Safe & Green Holdings Corp., a Delaware Company with the principal office at 990 Biscayne Blvd. #501, Office 12, Miami, Florida 33132 (the “Company”), and Generating Alpha Ltd., a Saint Kitts and Nevis Company (the “Investor”).

RECITALS:

WHEREAS, pursuant to the Stock Purchase Agreement entered into by and between the Company and the Investor of this even date (the “SPA”), the Company has agreed to issue and sell to the Investor a number of shares of the Company’s common stock par value $0.01 per share (the “Common Stock”) up to an aggregate purchase price of One Hundred Million Dollars ($100,000,000).

WHEREAS, as an inducement to the Investors to execute and deliver the SPA, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws, with respect to the shares of Common Stock issuable pursuant to the SPA and the Commitment Fee.

NOW THEREFORE, in consideration of the foregoing promises and the mutual covenants contained hereinafter and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

SECTION I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

“Register,” “Registered,” and “Registration” refer to the Registration effected by preparing and filing one (1) or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statemen t(s) by the United States Securities and Exchange Commission (the “SEC”).

“Registrable Securities” means (i) the 2,853,800 shares of the Company’s common stock which originated from the 14,269,000 shares of New Asia Holdings, Inc. common stock, which will eventually become 190,253 shares of the Company’s preferred stock which shall be able to convert each share into 15 shares of the Company’s common stock, (ii) the shares of Common Stock issued or issuable pursuant to the SPA and (iii) any shares of capital stock issued or issuable with respect to such shares of Common Stock, if any, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, which have not been (x) included in the Registration Statement that has been declared effective by the SEC, or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act.

“Registration Statement” means the registration statement of the Company filed under the 1933 Act covering the Registrable Securities.

“Investment Documents” shall mean this Agreement and the SPA between the Company and the Investor as of the date hereof.

All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning ascribed to them as in the SPA.

SECTION II

REGISTRATION

2.1 The Company shall, within ten (10) calendar days upon the date of execution of this Agreement, use its commercially reasonable efforts to file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of all of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. The Company shall initially register for resale all of the Registrable Securities which would be issuable on the date preceding the filing of the Registration Statement based on the closing bid price of the Company’s Common Stock on such date as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor, including but not limited to under Rule 415 under the 1933 Act at then prevailing market prices (and not fixed prices).

2.2 The Company shall use all commercially reasonable efforts to have the Registration Statement(s) declared effective by the SEC within thirty (30) calendar days, but no more than sixty (60) calendar days after the Company has filed the Registration Statement (“Registration Dates”). If the Company fails to meet these Registration Dates the Company will issue to Investor one percent of the value of the Commitment facility in either cash or stock using the closing price one day before the failure to meet the Registration Dates.

2.3 The Company agrees not to include any other securities in the Registration Statement covering the Registrable Securities without Investor’s prior written consent which Investor may withhold in its sole discretion. Furthermore, the Company agrees that it will not file any other registration statement for other securities, until thirty calendar days after the Registration Statement for the Registrable Securities is declared effective by the SEC.

2.4 Notwithstanding the registration obligations set forth in this Section 2.1, if the staff of the SEC (the “Staff”) or the SEC informs the Company that all of the unregistered Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single Registration Statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC and/or (ii) withdraw the Registration Statement and file a new registration statement (the “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-1 to register for resale the Registrable Securities as a secondary offering. If the Company amends the Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the Staff or SEC, one or more registration statements on Form S- 1 to register for resale those Registrable Securities that were not registered for resale on the Registration Statement, as amended, or the New Registration Statement (each, an “Additional Registration Statement”).

SECTION III

RELATED OBLIGATIONS

At such time as the Company is obligated to prepare and file the Registration Statement with the SEC pursuant to Section 2, the Company will affect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, with respect thereto, the Company shall have the following obligations:

3.1 The Company shall use all commercially reasonable efforts to cause such Registration Statement relating to the Registrable Securities to become effective and shall use commercially reasonable efforts keep such Registration Statement effective until the earlier to occur of the date on which (A) the Investor shall have sold all the Registrable Securities; or (B) the Investor has no right to acquire any additional shares of Common Stock under the SPA (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall use all commercially reasonable efforts to respond to all SEC comments within ten (10) Trading Days from receipt of such comments by the Company. The Company shall use all commercially reasonable efforts to cause the Registration Statement relating to the Registrable Securities to become effective no later than three (3) Trading Days after notice from the SEC that the Registration Statement may be declared effective. The Investor agrees to provide all information which is required by law to provide to the Company, including the intended method of disposition of the Registrable Securities, and the Company’s obligations set forth above shall be conditioned on the receipt of such information.

3.2 The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor thereof as set forth in such Registration Statement. In the event the number of shares of Common Stock covered by the Registration Statement filed pursuant to this Agreement is at any time insufficient to cover all of the Registrable Securities, the Company shall amend such Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event, within thirty (30) calendar days after the necessity therefor arises (based on the then Purchase Price of the Common Stock and other relevant factors on which the Company reasonably elects to rely) and subject to SEC rules, regulations and interpretations, assuming the Company has sufficient authorized shares at that time, and if it does not, within thirty (30) calendar days after such shares are authorized. The Company shall use commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

3.3 The Company shall make available to the Investor whose Registrable Securities are included in any Registration Statement and its legal counsel without charge (i) promptly after the same is prepared and filed with the SEC at least one (1) copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus included in such Registration Statement (including each preliminary prospectus) and, with regards to such Registration Statement(s), any correspondence by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to such Registration Statement; (ii) upon the effectiveness of any Registration Statement, the Company shall make available copies of the prospectus, via EDGAR, included in such Registration Statement and all amendments and supplements thereto; and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time to facilitate the disposition of the Registrable Securities. For the avoidance of doubt, any filing available to the Investor via the SEC’s live EDGAR system shall be deemed “available to the Investor” hereunder.

3.4 The Company shall use commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities laws as the Investor reasonably requests; (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period; (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (y) subject itself to general taxation in any such jurisdiction or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

3.5 As promptly as practicable after becoming aware of such event, the Company shall notify Investor in writing of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (“Registration Default”) and use all diligent efforts to promptly prepare a supplement or amendment to such Registration Statement and take any other necessary steps to cure the Registration Default (which, if such Registration Statement is on Form S-3, may consist of a document to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act (as defined below) and to be incorporated by reference in the prospectus) to correct such untrue statement or omission, and make available copies of such supplement or amendment to the Investor. The Company shall also promptly notify the Investor (i) when a prospectus or any prospectus supplement or post- effective amendment has been filed, and when the Registration Statement or any post-effective amendment has become effective (the Company will prepare notification of such effectiveness which shall be delivered to the Investor on the same day of such effectiveness and by overnight mail), additionally, the Company will promptly provide to the Investor, a copy of the effectiveness order prepared by the SEC once it is received by the Company; (ii) of any request by the SEC for amendments or supplements to the Registration Statement or related prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, (iv) in the event the Registration Statement is no longer effective, or (v) if the Registration Statement is stale as a result of the Company’s failure to timely file its financials or otherwise.

3.6 The Company shall use all commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor holding Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding concerning the effectiveness of the registration statement.

3.7 The Company shall permit the Investor and one (1) legal counsel, designated by the Investor, to review and comment upon the Registration Statement and all amendments and supplements thereto at least one (1) calendar day prior to their filing with the SEC. However, any postponement of a filing of a Registration Statement or any postponement of a request for acceleration or any postponement of the effective date or effectiveness of a Registration Statement by written request of the Investor (collectively, the “Investor’s Delay”) shall not act to trigger any penalty of any kind, or any cash amount due or any in-kind amount due the Investor from the Company under any and all agreements of any nature or kind between the Company and the Investor. The event(s) of an Investor’s Delay shall act to suspend all obligations of any kind or nature of the Company under any and all agreements of any nature or kind between the Company and the Investor.

3.8 Reserved

3.9 The Company shall hold in confidence and not make any disclosure of information concerning the Investor unless (i) disclo sure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, or (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or thro ugh other means, to the extent legally permissible, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order covering such information.

3.10 The Company shall use all commercially reasonable efforts to maintain designation and quotation of all the Registrable Securities covered by any Registration Statement on the Principal Market. If, despite the Company’s commercially reasonable efforts, the Company is unsuccessful in satisfying the preceding sentence, it shall use commercially reasonable efforts to cause all the Registrable Securities covered by any Registration Statement to be listed on each other national securities exchange and automated quotation system, if any, on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or system. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3.10.

3.11 The Company shall cooperate with the Investor to facilitate the prompt preparation and delivery the Registrable Securities to be offered pursuant to the Registration Statement and enable such Registrable Securities to be in such denominations or amounts, as the case may be, as the Investor may reasonably request.

3.12 The Company shall provide a transfer agent for all the Registrable Securities not later than the effective date of the first Registration Statement filed pursuant hereto.

3.13 If reasonably requested by the Investor, the Company shall (i) as soon as reasonably practical incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably determines should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably possible after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement.

3.14 The Company shall use all commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to facilitate the disposition of such Registrable Securities.

3.15 The Company shall otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

3.16 Within three (3) Trading Days after the Registration Statement which includes Registrable Securities is declared effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities, with copies to the Investor, confirmation that such Registration Statement has been declared effective by the SEC.

3.17 The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to the Registration Statement.

SECTION IV

OBLIGATIONS OF THE INVESTOR

4.1 At least five (5) calendar days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investor in writing of the information the Company requires from the Investor for the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities and the Investor agrees to furnish to the Company that information regarding itself, the Registrable Securities and the intended method of disposition of the Registrable Securities as shall reasonably be required to effect the registration of such Registrable Securities and the Investor shall execute such documents in connection with such registration as the Company may reasonably request. The Investor covenants and agrees that, in connection with any sale of Registrable Securities by it pursuant to the Registration Statement, it shall comply with the “Plan of Distribution” section of the then current prospectus relating to such Registration Statement.

4.2 The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder.

4.3 The Investor agrees that, upon receipt of written notice from the Company of the happening of any event of the kind descr ibed in Section 3.6 or the first sentence of 3.5, the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6 or the first sentence of 3.5.

SECTION V

EXPENSES OF REGISTRATION

All legal expenses, other than underwriting discounts and sales or brokerage commissions and other than as set forth in the SPA, incurred in connection with registrations including comments, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, and printing fees shall be paid by the Company.

SECTION VI

INDEMNIFICATION

In the event any Registrable Securities are included in the Registration Statement under this Agreement:

6.1 To the fullest extent permitted by law, the Company, under this Agreement, will, and hereby does, indemnify, hold harmless and defend the Investor who holds Registrable Securities, the directors, officers, partners, employees, counsel, agents, representatives of, and each Person, if any, who controls, any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amen ded (the “1934 Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which the Investor has requested in writing that the Company register or qualify the Shares (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement (the matters in the foregoing clauses (I) through (iii) being, collectively, “Violations”). Subject to the restrictions set forth in Section 6.3 the Company shall reimburse the Investor and each such controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (I) shall not apply to a Claim arising out of or based upon a Violation which is due to the inclusion in the Registration Statement of the information furnished to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not be available to the extent such Claim is based on (a) a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company or (b) the Indemnified Person’s use of an incorrect prospectus despite being promptly advised in advance by the Company in writing not to use such incorrect prospectus; (iii) any claims based on the manner of sale of the Registrable Securities by the Investor or of the Investor’s failure to register as a dealer under applicable securities laws; (iv) any omission of the Investor to notify the Company of any material fact that should be stated in the Registration Statement or prospectus relating to the Investor or the manner of sale; and (v) any amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the resale of the Registrable Securities by the Investor pursuant to the Registration Statement.

6.2 In connection with any Registration Statement in which Investor is participating, the Investor agrees to severally and jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act and the Company’s agents (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation is due to the inclusion in the Registration Statement of the written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement; and, subject to Section 6.3, the Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall only be liable under this Section 6.2 for that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the resale of the Registrable Securities by the Investor pursuant to the Registration Statement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus were corrected on a timely basis in the prospectus, as then amended or supplemented. This indemnification provision shall apply separately to each Investor and liability hereunder shall not be joint and several.

6.3 Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, the representation by counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one (1) separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such counsel shall be selected by the Investor, if the Investor is entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effectuated without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnif ied Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

6.4 The indemnity agreements contained herein shall be in addition to (I) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

SECTION VII

CONTRIBUTION

7.1 To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (I) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

SECTION VIII

REPORTS UNDER THE 1934 ACT

8.1 With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell Registrable Securities to the public without registration (“Rule 144”), provided that the Investor holds any Registrable Securities are eligible for resale under Rule 144, the Company agrees to:

a.	make and keep adequate current public information available, as those terms are understood and defined in Rule 144;

b.	file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 5(c) of the SPA) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c.	furnish to the Investor, promptly upon request, (I) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

SECTION IX

MISCELLANEOUS

9.1 Variable Security Blocker. The Company shall not enter into a financing transaction (e.g. convertible promissory note, preferred stock, warrants) with, or issue a Variable Security to, any party other than the Investor. A Variable Security shall mean any security issued by the Company that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the common stock; (ii) is or may become convertible into common stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion or exercise price that varies with the market price of the common stock, even if such security only becomes convertible or exercisable following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued in the future in exchange for or in connection with any contract, security, or instrument, whether convertible or not, where the number of shares of common stock issued or to be issued is based upon or related in any way to the market price of the common stock, including, but not limited to, common stock issued in connection with a Section 3(a) (9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. The Company agrees that this is a material term of the Agreement. Each time the Company issues a Variable Security, the Commitment shares shall increase by 25% and there shall be an additional ten percent (10%) discount added to the Purchase Price.

9.2 NO WAIVERS. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

9.3 NO ASSIGNMENTS. The rights and obligations under this Agreement shall not be assignable.

9.4 ENTIRE AGREEMENT/AMENDMENT. This Agreement and the Registered Offering Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Registered Offering Transa ction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. The provisions of this Agreement may be amended only with the written consent of the Company and Investor.

9.5 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all the parties had prepared the same.

9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

9.7 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.8 SEVERABILITY. In case any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

9.9 LAW GOVERNING THIS AGREEMENT. This Agreement shall be deemed executed, delivered and performed in Nevis. This Agreement shall be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nevis. The Company irrevocably and exclusively consents to and expressly agrees that binding arbitration in Nevis conducted by the Arbitrator Conflict Resolution Centre shall be their sole and exclusive remedy for any dispute arising out of or relating to the Agreement or any other agreement between the parties, the Borrower’s transfer agent or the relationship of the parties or their affiliates, and that the arbitration shall be conducted via telephone or teleconference. If the Arbitrator is not available, a different arbitrator or law firm in Nevis shall be chosen by the Investor and agreed upon by the Company. Company covenants and agrees to provide written notice to Investor via email prior to bringing any action or arbitration action against the Company’s transfer agent or any action against any person or entity that is not a party to this Agreement that is related in any way to this Agreement or any of the Exhibits under this Agreement or any transaction contemp lated herein or therein, and further agrees to timely notify Investor to any such action. Company acknowledges that the governing law and venue provisions set forth in this Agreement are material terms to induce Investor to enter into the Agreement and that but for Company’s agreements set forth in this section, Investor would not have entered into the Agreement. In the event that the Investor needs to take action to protect their rights under the Agreement, the Investor may commence action in any jurisdiction needed with the understanding that the Agreement shall still be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Nevis. The Company hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other related transaction document by email. The award and decision of the arbitrator shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction.

9.10 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that the Company acknowledges that the rights of the Investor may be enforced by its general partner.

Your signature on this Signature Page evidences your agreement to be bound by the terms and conditions of the Registration Rights Agreement as of the date first written above. The undersigned signatory hereby certifies that he has read and understands the Registration Rights Agreement, and the representations made by the undersigned in this Registration Rights Agreement are true and accurate, and agrees to be bound by its terms.

COMPANY:

SAFE & GREEN HOLDINGS CORP.

By:	/s/ Michael Mclaren
Printed Name:	Michael Mclaren
Title:	Chief Executive Officer

INVESTOR:

GENERATING ALPHA LTD.

By:	/s/ Maria Cano
Maria Cano, Director